As filed with the Securities and Exchange Commission on December 15, 1995
                       Registration No. 22-. . . . .
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                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
                              ______________

                                 FORM T-1

                    STATEMENT OF ELIGIBILITY UNDER THE
                     TRUST INDENTURE ACT OF 1939 OF A
                 CORPORATION DESIGNATED TO ACT AS TRUSTEE

             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUST PURSUANT TO SECTION 305(b)(2)___

                              _______________

                           THE BANK OF NEW YORK
            (Exact name of trustee as specified in its charter)

                                 New York
(Jurisdiction of incorporation or organization if not a U.S. national bank)

                                    13-5160382
                                (I.R.S. Employer
                                Identification No.)

     48 Wall Street, New York, N.Y.                       10286
(Address of principal executive offices)                (Zip Code)

                                   Mary Jane Henson
                                The Bank of New York
                                   48 Wall Street
                                New York, New York
                                    (904) 645-1900
               (Name, address and telephone number of agent for service)
                                    _________________

                                BROWNING-FERRIS INDUSTRIES, INC.
                    (Exact name of obligor as specified in its charter)

         Delaware                                       74-1673682
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                        Identification No.)

       757 N. Eldridge
       Houston, Texas                                     77079
(Address of principal executive offices)                (Zip Code)


                       Subordinated Debt Securities
                    (Title of the indenture securities)
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Item 1.         General Information.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

          Name                                       Address
          -----------------------------              ------------------------
          Superintendent of Banks                    2 Rector Street,
          of the State of New York                   New York, NY 10006
                                                     and Albany, NY 12203

          Federal Deposit Insurance Corporation      Washington, D.C. 20429
          New York Clearing House Association        New York, New York
          Federal Reserve Bank of New York           33 Liberty Plaza,
                                                     New York, NY 10045

(b)     Whether it is authorized to exercise corporate trust powers.

                Yes.

Item 2.         Affiliations with the obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

        None.  (See Note below.)

Item 16.        List of exhibits.

     List below all exhibits filed as a part of this statement of eligibility.

      1  -    A copy of the Organization Certificate of The Bank of New York
              (formerly Irving Trust Company) as now in effect, which
              contains the authority to commence business and a grant of powers to exercise corporate trust powers.  (Exhibit 1 to
              Amendment No. 1 to Form T-1 filed with Registration
              Statement No. 33-6215, Exhibits 1a and 1b to Form T-1
              filed with Registration Statement No. 33-21672 and
              Exhibit 1 to Form T-1 filed with Registration Statement
              No. 33-29637.
      4  -    A copy of the existing Bylaws of the Trustee.  (Exhibit 4
              to Form T-1 filed with Registration Statement No. 33-31019.)
      6  -    The consent of the trustee required by Section 321(b) of the
              Act.  (Exhibit 6 to Form T-1 filed with Registration Statement
              No. 33-44051.)
      7  -    A copy of the latest report of condition of the trustee
              published pursuant to law or the requirements of its super-vising or examining authority.

                                   NOTE
Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.
                            __________________

                                 SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 15th day of December, 1995.

                                                THE BANK OF NEW YORK

                                                 /s/ Vivian Georges
                                             By:__________________________
                                             Name:  Vivian Georges
                                             Title: Assistant Vice President




                                                                  EXHIBIT 7

Consolidated Report of Condition of The Bank of New York of 48 Wall Street, New York, N.Y. 10015 and Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business September 30, 1995, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


ASSETS                                          Dollar Amounts in Thousands
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Cash and balance due from depository institutions:
Noninterest-bearing balances and currency and coin .             $1,736,715
Interest-bearing balances. . . . . . . . . . . . . .                891,776

Securities
      Held-to-maturity securities. . . . . . . . . .              1,326,964
      Available-for-sale securities. . . . . . . . .              1,690,688
Federal funds sold in domestic offices of the bank .              3,304,789
Loans and lease financing receivables:
      Loans and leases, net of
            unearned income. . . . . . .  27,623,140
      LESS: Allowance for loan
            and lease losses . . . . . .     528,419
      Loans and leases, net of unearned
            income and allowance . . . .  27,094,721
Assets held in trading accounts. . . . . . . . . . .              1,002,519
Premises and fixed assets (including capitalized
      leases). . . . . . . . . . . . . . . . . . . .                609,515
Other real estate owned. . . . . . . . . . . . . . .                 72,559
Investments in unconsolidated subsidiaries and
      associated companies . . . . . . . . . . . . .                211,296
Customers' liability to this bank on acceptances
      outstanding. . . . . . . . . . . . . . . . . .                894,050
Intangible Assets. . . . . . . . . . . . . . . . . .                103,081
Other assets . . . . . . . . . . . . . . . . . . . .              1,193,025
Total assets . . . . . . . . . . . . . . . . . . . .            $40,131,698

LIABILITIES

Deposits:
In domestic offices. . . . . . . . . . . . . . . .              $18,120,409
      Noninterest-bearing. . . . . . . .   6,529,790
      Interest-bearing . . . . . . . . .  11,590,619

In foreign offices, Edge and Agreement
      subsidiaries, and IBFs . . . . . . . . . . . .             10,327,057
      Noninterest-bearing. . . . . . . .      58,060
      Interest-bearing . . . . . . . . .  10,268,997

Federal funds purchased and securities sold
under agreements to repurchase in domestic offices
of the bank and of its Edge and Agreement
subsidiaries, and in IBFs:
      Federal funds purchased. . . . . . . . . . . .              2,479,694
      Securities sold under agreements to repurchase                 27,450
      Demand notes issued to the U.S. Treasury . . .                197,998
      Trading liabilities. . . . . . . . . . . . . .                631,973

Other borrowed money:
      With original maturity of one year or less                  1,339,183
      With original maturity of more than one year                  120,863

Bank's liability on acceptance
  executed and outstanding . . . . . . . . . . . . .                899,417
Subordinated notes and debentures. . . . . . . . . .              1,053,860
Other liabilities. . . . . . . . . . . . . . . . . .              1,554,647
Total liabilities. . . . . . . . . . . . . . . . . .             36,752,551


EQUITY CAPITAL

Common Stock . . . . . . . . . . . . . . . . . . . .            $   942,284
Surplus. . . . . . . . . . . . . . . . . . . . . .                  525,666
      Undivided profits and capital reserves . . . .              1,911,248
      Net unrealized holding gains (losses)
      on available-for-sale securities . . . . . . .                  4,994
Cumulative foreign currency translation adjustments.                (5,045)
Total equity capital . . . . . . . . . . . . . . . .              3,379,147
Total liabilities and equity capital . . . . . . . .            $40,131,698